Exhibit 99.1

MV Oil-Trust

MV Oil Trust Announces Trust First Quarter Distribution

MV OIL TRUST

The Bank of New York Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

Austin, Texas, April 9, 2007 — MV Oil Trust (NYSE Symbol — MVO) announced the Trust distribution of Net Profits for the first quarterly Payment Period ended March 31, 2007.

Unitholders of record on April 16, 2007 will receive a distribution amounting to $6,133,463 or $.533344609 per unit payable April 25, 2007.

The first quarter 2007 distribution of Net Profits was impacted by production curtailment during the first quarterly Payment Period affecting the underlying properties as the result of severe winter storms that severely impacted western Kansas and eastern Colorado.  The snow and ice associated with these storms disabled electrical power to the affected underlying properties for an extended period of time and rendered some properties inaccessible. Significant snow accumulations, along with ice and subsequent melting, created difficult working conditions that have extended the curtailment period. It is currently estimated that production from the underlying properties of approximately 32,000 to 36,000 net barrels of oil has been deferred as the result of curtailment due to the storms during the first quarter.  Most of the production curtailed as a result of these storms was restored by the end of March 2007, and the storm effects on production from the underlying properties should be greatly reduced during the second quarterly Payment Period.

The first quarter 2007 distribution of Net Profits was also impacted by the inclusion of lease maintenance and development costs billed in December 2006.  Such costs were included in the calculation of the first quarter 2007 distribution because of the cash method of accounting.

Volumes, Price and Net Profits for the Payment Period were:

Volume Oil (BOE)	233,490
Price Oil (BOE)	$54.65
Gross Proceeds	$12,759,100
Costs	$6,175,910
Net Profits	$6,583,190
Percentage applicable to Trust’s 80%
Net Profits Interest	$5,266,552
Gross Hedge Proceeds	$458,639
Percentage applicable to Trust’s 80%
Hedge Proceeds	$366,911
Reserve Application	$500,000
Total cash proceeds available for the Trust	$6,133,463

The Trust will be hosting a conference call at 5:00 p.m., Central time, on Tuesday, April 10, 2007 to describe certain aspects of the results of operations of the underlying properties for the first quarter of 2007. A representative of MV Partners, LLC will be participating in this conference call. To participate in the call, dial 1-800-479-9001 at least 10 minutes prior to the scheduled time and request the conference call by referencing “MV Oil Trust Conference Call”. International callers can dial 1-719-457-2618 for the call. For reference you will need the code 5224656. A replay of the conference call will be archived and available via the Trust’s website at http://www.businesswire.com/cnn/mvo.htm.

This press release contains forward-looking statements.  Although MV Partners, LLC has advised the Trust that MV Partners, LLC believes that the expectations contained in this press release are reasonable, no assurances can be given that such expectations will prove to be correct.  The announced distributable amount is based on the amount of cash received or expected to be received by the Trustee from the underlying properties on or prior to the record date. Any differences in actual cash receipts by the Trust could affect this distributable amount.  Other important factors that could cause these statements to differ materially include the actual results of drilling operations, risks inherent in drilling and production of oil and gas properties, and other factors described in the Trust’s Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.   Statements made in this press release are qualified by the cautionary statements made in these risk factors. The Trust does not intend, and assumes no obligations, to update any of the statements included in this press release.

Contact:	MV Oil Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
(512) 236-6599

919 Congress Avenue, Austin, TX 78701